Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Landmark Bancorp, Inc.
Patrick L. Alexander
President and Chief Executive Officer
Phone: 785-564-4523

CornerBank, N.A.
Bruce Schwyhart, President
Phone: 620-221-5040

LANDMARK NATIONAL BANK

ENTERS INTO AGREEMENT TO PURCHASE

CORNERBANK BRANCH IN LAWRENCE

Kansas Based Community Banking Organization Expands

(Manhattan, Kansas January 9, 2009) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq Global Market - “LARK”), and Bruce Schwyhart, President of CornerBank, N.A. of Winfield, Kansas, jointly announced today the execution of a definitive purchase agreement by its wholly-owned subsidiary Landmark National Bank to acquire the CornerBank location, 4621 W. 6th Street, in Lawrence, Kansas.  Pursuant to the agreement, Landmark will purchase approximately $7 million in deposits and $4 million in loans, along with the bank facility.  The transaction is subject to the approval of the appropriate regulatory agencies and other customary closing conditions.  The purchase is expected to be completed during the second quarter of 2009.

Patrick L. Alexander, President of Landmark, said, “We are excited about the opportunity to expand our banking presence in the Lawrence market.  We feel that the opportunity to combine our existing Lawrence bank with the CornerBank banking center and associates will allow us to continue to expand the level of banking services we provide to the Lawrence community by increasing our market share of loans to approximately $50 million and deposits to approximately $16 million.  This location is very near our planned building site at 6th and Folks Street.  The availability of the CornerBank facility allows us to move forward with our planned expansion more quickly and economically than new construction.  At the same time, it gives us a high visibility location and the room we need for additional growth.”

Alexander further commented, “We look forward to welcoming our new Lawrence customers and associates to the Landmark banking organization.  Our associates have made Landmark a financially strong, dynamic, and growing community banking organization dedicated to meeting customer needs through our level of outstanding customer service and full array of banking products.  We are confident that the purchase of the CornerBank Lawrence banking center will be a positive move for customers and the Lawrence community.  We will do everything possible to make this transition to Landmark as smooth as possible for our new customers and associates.”

Landmark Bancorp, Inc. is the holding company for Landmark National Bank.  Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence, Louisburg, Osage, Osawatomie, Paola, Topeka (2), and Wamego, Kansas.

Landmark National Bank and CornerBank, N.A. are equal housing lenders and members of FDIC.  For more information visit www.banklandmark.com and www.cornerbanks.com.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark Bancorp, Inc. and its business, including additional factors that could materially affect the Company’s financial results, is included in our filings with the Securities and Exchange Commission.